Exhibit 99.1

PRESS RELEASE

NRG Energy, Inc. Reports Second Quarter 2015 Results,
 Reaffirms 2015 Full Year Guidance and Offers Next Drop Down to NRG Yield

Financial Highlights

•                  $729 million of Adjusted EBITDA(1) in the second quarter and $1,569 million(1) in the first six months of 2015

•                  $274 million of Free Cash Flow (FCF) before growth investments in the first six months of 2015

•                  Achieved record second quarter and first six months results at NRG Home Retail with over $200 million and $370 million of Adjusted EBITDA, respectively

•                  Offered next set of drop down assets to NRG Yield, consisting of wind facilities acquired in the EME transaction representing $35 million of Adjusted EBITDA and $20 million in Cash Available for Distribution (CAFD) on an annual run-rate basis(2)

Business and Operational Highlights

•                  Completed the 575 MW gas conversion at Big Cajun Unit 2 and environmental compliance controls at various coal units within the fleet

•                  Announced plans to develop a 20 MW solar energy facility for Cisco’s San Jose headquarters, scheduled to begin commercial operation by the end of 2016

Financial Guidance and Capital Allocation Update

•                  Reaffirming full year 2015 Guidance:

•                  Adjusted EBITDA of $3,200-$3,400 million(3)

•                  FCF before growth investments of $1,100-$1,300 million

•                  Executed $107 million of share repurchases in second quarter for a total of $186 million repurchased year-to-date with $51 million in remaining authorized capacity and $200 million in expected capacity(4)

PRINCETON, NJ; August 4, 2015 — NRG Energy, Inc. (NYSE: NRG) today reported second quarter Adjusted EBITDA of $729 million(1), with $338 million from NRG Business and NRG Renew combined(5), $204 million from NRG Home Retail, and $187 million from NRG Yield. Year-to-date adjusted cash flow from operations totaled $678 million. Net loss for the first six months of 2015 was $145 million, or $0.43 per diluted common share compared to a net loss of $147 million, or $0.48 per diluted common share for the first six months of 2014.

“Our competitive retail business continues to lead the way, achieving record results in a low supply cost environment while our wholesale unit continues to deliver solid operational

(1) Excludes negative contribution from Home Solar of $47 million and $87 million for second quarter and first six months of 2015, respectively

(2) Reflects NRG Yields pro-rata share of EBITDA and CAFD expected to be generated by the portfolio on an annual run-rate basis.

(3) Excludes projected negative contribution of $175 million from NRG Home Solar

(4) Based upon 1/3 of target of $600 million in 2015 drop down proceeds as part of previously announced capital allocation program

(5) Includes Corporate segment

performance through a strongly hedged baseload position,” said David Crane, NRG’s Chief Executive Officer.  “After a weather impeded start of the year, NRG Home Solar’s pace of customer bookings has us easily in the top four in the residential solar industry, with California still to come.”

Segment Results

Table 1: Adjusted EBITDA

($ in millions)	Three Months Ended		Six Months Ended
Segment	6/30/15	6/30/14	6/30/15	6/30/14
Business (1)(2)	$285	$301	$821	$896
Home Retail	204	157	370	272
Renew (1)	66	77	98	89
NRG Yield (1)	187	141	309	233
Corporate	(13)	1	(29)	4
Adjusted EBITDA(3)	$729	$677	$1,569	$1,494

(1)         In accordance with GAAP, 2014 results have been restated to include full impact of the assets in the NRG Yield drop down transactions which closed on January 2, 2015 and June 30, 2014.

(2)         See Appendices A-6 through A-9 for NRG Business regional details.

(3)         See Appendices A-1 through A-4 for Operating Segment Reg G reconciliations; excludes negative contribution of $47 million and $87 million from Home Solar for the three and six months ended June 30, 2015, respectively, and $6 million and $7 million for the three and six months ended June 30, 2014, respectively.

Table 2: Net Income/(Loss)

($ in millions)	Three Months Ended		Six Months Ended
Segment	6/30/15	6/30/14	6/30/15	6/30/14
Business (1)	$(1)	$99	$28	$93
Home Retail	212	(50)	316	135
Home Solar	(54)	(7)	(99)	(9)
Renew (1)	(18)	2	(73)	(63)
NRG Yield (1)	41	42	25	68
Corporate	(189)	(166)	(342)	(371)
Net Loss(2)	$(9)	$(80)	$(145)	$(147)

(1)         In accordance with GAAP, 2014 results have been restated to include full impact of the assets in the NRG Yield drop down transactions which closed on January 2, 2015 and June 30, 2014.

(2)         Includes mark-to-market gains and losses of economic hedges.

NRG Business: Second quarter Adjusted EBITDA was $285 million; $16 million lower than in the second quarter 2014 primarily driven by:

•                  East Region: $11 million lower due to lower energy margins caused by milder weather and lower capacity revenues due to lower base residual auction prices and less capacity following plant deactivations, partially offset by lower operating costs due to fewer outages and decreased run time

•                  West Region: $26 million lower due to decreased pricing and a decline in contracted volumes from certain capacity contracts including the retirement of Coolwater

•                  Gulf Coast Region: $27 million increase due to higher realized energy margins, partially offset by increased outage costs during planned outages for fuel conversion and back-end control installations.

NRG Home Retail: Second quarter Adjusted EBITDA was $204 million, $47 million higher than second quarter 2014 driven primarily by favorable supply costs, partially offset by an increase in operating costs associated with customer growth in Texas.

NRG Renew: Second quarter Adjusted EBITDA was $66 million, $11 million lower than in second quarter 2014 primarily due to lower generation by wind assets following the drop in wind resource availability in 2015 and increased distributed solar development costs, partially offset by the ramp up of Ivanpah as generation continues to increase year over year.

NRG Yield: Second quarter Adjusted EBITDA was $187 million, $46 million higher than in second quarter 2014 primarily due to the Alta Wind acquisition.

Liquidity and Capital Resources

Table 3: Corporate Liquidity

($ in millions)	6/30/15	3/31/15	12/31/14
Cash at NRG-Level	$709	$786	$661
Revolver	1,409	1,424	1,367
NRG-Level Liquidity	$2,118	$2,210	$2,028
Restricted cash	433	443	457
Cash at Non-Guarantor Subsidiaries	1,437	1,378	1,455
Total Liquidity	$3,988	$4,031	$3,940

NRG-level cash as of June 30, 2015, was $709 million, an increase of $48 million over the end of 2014, and $1,409 million was available under the Company’s credit facilities at the end of the current quarter. Total liquidity was $3,988 million including restricted cash and cash at non-guarantor subsidiaries (primarily GenOn and NRG Yield)(6).

NRG Strategic Developments

Next Drop Down to NRG Yield

NRG Energy offered NRG Yield the opportunity to acquire a 75% stake in a portfolio of 12 wind projects totaling net 814 MW. The transaction is expected to result in approximately $35 million of Adjusted EBITDA and $20 million of CAFD on an annual run-rate basis(7) to NRG Yield and is expected to close in the third quarter of 2015, subject to negotiation with, and approval by, NRG Yield Independent Directors.

Including this most recent offer and the residential and distributed generation solar partnerships with NRG Yield, NRG is targeting drop downs to NRG Yield over the second half of 2015 which are expected to result in an aggregate of $600 million in drop down proceeds, of which $200 million is expected to be available for incremental share repurchase capacity pursuant to the Company’s previously announced capital allocation program.

NRG Yield

On June 29, 2015, NRG Yield issued 28,198,000 shares of Class C common stock at $22.00 per share for net proceeds of $600 million. Additionally, NRG Yield issued $287.5 million of 3.25% convertible senior notes due 2020. The net proceeds of both of these issuances were used for the acquisition of a 25% interest in the Desert Sunlight Solar Farm for $285(8) million, to repay a portion of the $491 million in debt associated with the Alta X and Alta XI

(6) See Appendix A-11 for the YTD Second Quarter Sources and Uses of Liquidity detail.

(7) Reflects NRG Yields pro-rata share of EBITDA and CAFD expected to be generated by the portfolio on an annual run-rate basis.

(8) Subject to working capital adjustments.

wind facilities (in order to facilitate the tax equity financing transaction described below) and to repay outstanding indebtedness under NRG Yield’s revolving credit facility.

On June 30, 2015, NRG Yield closed a new tax equity facility in order to monetize production tax credits from the Alta Wind X and XI projects. This financing resulted in $119 million of cash proceeds after expenses and is expected to provide ongoing annual cash payments indexed to and limited by the projects’ wind production levels during the course of the tax equity investor’s investment holding period. Proceeds from this transaction and a portion of the proceeds from the recently completed equity and debt offerings were utilized to repay the entire $491 million of outstanding project debt associated with the Alta X and Alta XI wind facilities.

By 2016, the Desert Sunlight acquisition and the Alta X and Alta XI debt repayment and tax equity financing arrangement are expected to increase both the annual run-rate EBITDA by approximately $45 million and CAFD by approximately $50 million, including $9 million for debt service associated with the recently issued convertible senior notes.

NRG Home Solar

While the strong sales momentum positions the Company for robust growth over the balance of the year, NRG is revising its expectations for NRG Home Solar with a negative EBITDA contribution of $100 million to $175 million, due primarily to an increase in expenses associated with positioning NRG Home Solar in certain key residential solar markets, including a comprehensive sales and marketing push into the large and fast-growing California market set to start in August.

In advance of NRG Home Solar’s push into California, investments across the platform are yielding strong results. While overall bookings and deployments for the first half of 2015 lag original expectations, June sales exceeded March sales by nearly 90%.

Outlook for 2015

Driven by robust second quarter results and a significantly hedged baseload portfolio over the remainder of 2015, the Company is reaffirming its guidance range for fiscal year 2015. As in previous quarters, the Company’s guidance assumes normalized weather in its core merchant markets over the remainder of the year.

Table 4: 2015 Adjusted EBITDA and FCF before Growth Investments Guidance

	8/4/15	5/8/15
($ in millions)	2015	2015
Adjusted EBITDA (1)	$3,200 –3,400	$3,200 –3,400
Interest payments	(1,160)	(1,160)
Income tax	(40)	(40)
Adjusted EBITDA from NRG Home Solar	(175)	(100)
Working capital/other changes	250	250
Adjusted Cash Flow from Operations	$2,075 – 2,275	$2,150 – 2,350
Maintenance capital expenditures, net	(480)-(510)	(480)-(510)
Environmental capital expenditures, net	(305)-(335)	(305)-(335)
Preferred dividends	(10)	(10)
Distributions to non-controlling interests	(160)-(170)	(190)-(210)
Free Cash Flow — before Growth Investments	$1,100 – 1,300	$1,100 – 1,300

(1) 2015 guidance excludes expected negative contribution of $175 million from NRG Home Solar.

2015 Capital Allocation Update

During the second quarter, NRG repurchased $107 million of its common stock at an average cost of $24.53 per share. Together with repurchases completed during the first quarter of 2015 under the December 2014 common stock repurchase program, NRG has purchased a total of $186 million of NRG common stock since December 31, 2014.

Consistent with the capital allocation policy announced last quarter, NRG intends to allocate cash in an amount equal to the expected $600 million of proceeds from NRG Yield equally towards the repurchase of NRG shares, the repayment of corporate debt and the reinvestment in NRG Yield eligible projects of which $200 million is expected to be available for share repurchases. NRG currently has $51 million in remaining authorized buyback capacity.

On July 15, 2015, NRG declared a quarterly dividend on the Company’s common stock of $0.145 per share, payable August 17, 2015, to stockholders of record as of August 3, 2015, representing $0.58 on an annualized basis.

The Company’s common stock dividend and share repurchases are subject to available capital, market conditions and compliance with associated laws and regulations.

Earnings Conference Call

On August 4, 2015, NRG will host a conference call at 8:00 a.m. Eastern to discuss these results. Investors, the news media and others may access the live webcast of the conference call and accompanying presentation materials by logging on to NRG’s website at http://www.nrgenergy.com and clicking on “Investors.” The webcast will be archived on the site for those unable to listen in real time.

About NRG

NRG is leading a customer-driven change in the U.S. energy industry by delivering cleaner and smarter energy choices, while building on the strength of the nation’s largest and most diverse competitive power portfolio. A Fortune 200 company, we create value through reliable and efficient conventional generation while driving innovation in solar and renewable power, electric vehicle ecosystems, carbon capture technology and customer-centric energy solutions. Our retail electricity providers serve almost 3 million residential and commercial customers throughout the country. More information is available at www.nrgenergy.com. Connect with NRG Energy on Facebook and follow us on Twitter @nrgenergy.

Safe Harbor Disclosure

In addition to historical information, the information presented in this communication includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Exchange Act. These statements involve estimates, expectations, projections, goals, assumptions, known and unknown risks and uncertainties and can typically be identified by terminology such as “may,” “should,” “could,” “objective,” “projection,” “forecast,” “goal,” “guidance,” “outlook,” “expect,” “intend,” “seek,” “plan,” “think,” “anticipate,” “estimate,” “predict,” “target,” “potential” or “continue,” or the negative of these terms or other comparable terminology. Such forward-looking statements include, but are not limited to, statements about the Company’s future revenues, income, indebtedness, capital structure, plans, expectations, objectives, projected financial performance and/or business results and other future events, and views of economic and market conditions.

Although NRG believes that its expectations are reasonable, it can give no assurance that these expectations will prove to have been correct, and actual results may vary materially. Factors that could cause actual results to differ materially from those contemplated above include, among others, general economic conditions, hazards customary in the power industry, weather conditions, competition in wholesale power markets, the volatility of energy and fuel prices, failure of customers to perform under contracts, changes in the wholesale power markets, changes in government regulation of markets and of environmental emissions, the condition of capital markets generally, our ability to access capital markets, unanticipated outages at our generation facilities, adverse results in current and future litigation, failure to identify or successfully implement acquisitions and repowerings, our ability to implement value enhancing improvements to plant operations and companywide processes, our ability to obtain federal loan guarantees, the inability to maintain or create successful partnering relationships with NRG Yield and other third parties, our ability to operate our businesses efficiently including NRG Yield, our ability to retain retail customers, our ability to realize value through our commercial operations strategy and the creation of NRG Yield, the ability to successfully integrate the businesses of acquired companies, the ability to realize anticipated benefits of acquisitions (including expected cost savings and other synergies) and the ability to sell assets to NRG Yield, Inc. or the risk that anticipated benefits may take longer to realize than expected and our ability to pay dividends and initiate share repurchases under our capital allocation plan, which may be made from time to time subject to market conditions and other factors, including as permitted by United States securities laws. Furthermore, any common stock dividend is subject to available capital and market conditions.

NRG undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. The adjusted EBITDA and free cash flow guidance are estimates as of August 4, 2015. These estimates are based on assumptions believed to be reasonable as of that date. NRG disclaims any current intention to update such guidance, except as required by law. The foregoing review of factors that could cause NRG’s actual results to differ materially from those contemplated in the forward-looking statements included in this Earnings Presentation should be considered in connection with information regarding risks and uncertainties that may affect NRG’s future results included in NRG’s filings with the Securities and Exchange Commission at www.sec.gov.

Contacts:

Media:	Investors:

Karen Cleeve	Matthew Orendorff
609.524.4608	609.524.4526

Marijke Shugrue	Lindsey Puchyr
609.524.5262	609.524.4527

NRG ENERGY, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three months ended June 30,		Six months ended June 30,
(In millions, except for per share amounts)	2015	2014	2015	2014
Operating Revenues
Total operating revenues	$3,397	$3,621	$7,223	$7,107
Operating Costs and Expenses
Cost of operations	2,434	2,828	5,496	5,565
Depreciation and amortization	396	386	791	721
Selling, general and administrative	291	257	554	479
Acquisition-related transaction and integration costs	3	40	13	52
Development activity expenses	41	21	75	40
Total operating costs and expenses	3,165	3,532	6,929	6,857
Gain on postretirement benefits curtailment and sale of assets	—	—	14	19
Operating Income	232	89	308	269
Other Income/(Expense)
Equity in earnings of unconsolidated affiliates	8	14	5	21
Other income, net	4	5	23	16
Loss on debt extinguishment	(7)	(40)	(7)	(81)
Interest expense	(263)	(274)	(564)	(529)
Total other expense	(258)	(295)	(543)	(573)
Loss Before Income Taxes	(26)	(206)	(235)	(304)
Income tax benefit	(17)	(126)	(90)	(157)
Net Loss	(9)	(80)	(145)	(147)
Less: Net income/(loss) attributable to noncontrolling interest and redeemable noncontrolling interests	5	17	(11)	6
Net Loss Attributable to NRG Energy, Inc.	(14)	(97)	(134)	(153)
Dividends for preferred shares	5	3	10	5
Loss Available for Common Stockholders	$(19)	$(100)	$(144)	$(158)
Loss per Share Attributable to NRG Energy, Inc. Common Stockholders
Weighted average number of common shares outstanding — basic and diluted	333	337	335	331
Loss per Weighted Average Common Share — Basic and Diluted	$(0.06)	$(0.30)	$(0.43)	$(0.48)
Dividends Per Common Share	$0.14	$0.14	$0.29	$0.26

NRG ENERGY, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME/(LOSS)

(Unaudited)

	Three months ended June 30,		Six months ended June 30,
	2015	2014	2015	2014
	(In millions)
Net Loss	$(9)	$(80)	$(145)	$(147)
Other Comprehensive Income/(Loss), net of tax
Unrealized gain/(loss) on derivatives, net of income tax expense/(benefit) of $12, $(3), $6 and $(6)	16	(19)	4	(28)
Foreign currency translation adjustments, net of income tax expense/(benefit) of $6, $2, $(1) and $4	9	(3)	(2)	3
Available-for-sale securities, net of income tax benefit of $(3), $(6), $(7) and $(4)	(3)	7	(4)	13
Defined benefit plans, net of tax expense/(benefit) of $0, $(7), $4 and $(7)	(1)	10	6	12
Other comprehensive income/(loss)	21	(5)	4	—
Comprehensive Income/(loss)	12	(85)	(141)	(147)
Less: Comprehensive income/(loss) attributable to noncontrolling interest and redeemable noncontrolling interests	12	12	(17)	(3)
Comprehensive Loss Attributable to NRG Energy, Inc.	—	(97)	(124)	(144)
Dividends for preferred shares	5	3	10	5
Comprehensive Loss Available for Common Stockholders	$(5)	$(100)	$(134)	$(149)

NRG ENERGY, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In millions, except shares)	June 30, 2015	December 31, 2014
	(unaudited)
ASSETS
Current Assets
Cash and cash equivalents	$2,146	$2,116
Funds deposited by counterparties	33	72
Restricted cash	433	457
Accounts receivable — trade, less allowance for doubtful accounts of $19 and $23	1,413	1,322
Inventory	1,153	1,247
Derivative instruments	1,805	2,425
Cash collateral paid in support of energy risk management activities	299	187
Deferred income taxes	193	174
Renewable energy grant receivable, net	19	135
Prepayments and other current assets	516	447
Total current assets	8,010	8,582
Property, plant and equipment, net of accumulated depreciation of $8,611 and $7,890	22,304	22,367
Other Assets
Equity investments in affiliates	1,077	771
Notes receivable, less current portion	65	72
Goodwill	2,555	2,574
Intangible assets, net of accumulated amortization of $1,506 and $1,402	2,428	2,567
Nuclear decommissioning trust fund	576	585
Derivative instruments	491	480
Deferred income taxes	1,454	1,406
Other non-current assets	1,405	1,261
Total other assets	10,051	9,716
Total Assets	$40,365	$40,665

NRG ENERGY, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS (Continued)

(In millions, except shares)	June 30, 2015	December 31, 2014
	(unaudited)

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Current portion of long-term debt and capital leases	$636	$474
Accounts payable	1,080	1,060
Derivative instruments	1,638	2,054
Cash collateral received in support of energy risk management activities	33	72
Accrued expenses and other current liabilities	1,082	1,199
Total current liabilities	4,469	4,859
Other Liabilities
Long-term debt and capital leases	19,661	19,900
Nuclear decommissioning reserve	318	310
Nuclear decommissioning trust liability	311	333
Deferred income taxes	18	21
Derivative instruments	522	438
Out-of-market contracts, net of accumulated amortization of $613 and $562	1,193	1,244
Other non-current liabilities	1,527	1,574
Total non-current liabilities	23,550	23,820
Total Liabilities	28,019	28,679
2.822% convertible perpetual preferred stock	296	291
Redeemable noncontrolling interest in subsidiaries	33	19
Commitments and Contingencies
Stockholders’ Equity
Common stock	4	4
Additional paid-in capital	8,365	8,327
Retained earnings	3,346	3,588
Less treasury stock, at cost — 86,245,318 and 78,843,552 shares, respectively	(2,166)	(1,983)
Accumulated other comprehensive loss	(170)	(174)
Noncontrolling interest	2,638	1,914
Total Stockholders’ Equity	12,017	11,676
Total Liabilities and Stockholders’ Equity	$40,365	$40,665

NRG ENERGY, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	Six months ended June 30,
	2015	2014
	(In millions)
Cash Flows from Operating Activities
Net loss	$(145)	$(147)
Adjustments to reconcile net loss to net cash provided by operating activities:
Distributions and equity in earnings of unconsolidated affiliates	40	39
Depreciation and amortization	791	721
Provision for bad debts	29	30
Amortization of nuclear fuel	23	20
Amortization of financing costs and debt discount/premiums	(7)	(9)
Adjustment for debt extinguishment	7	21
Amortization of intangibles and out-of-market contracts	32	22
Amortization of unearned equity compensation	24	24
Changes in deferred income taxes and liability for uncertain tax benefits	(98)	(514)
Changes in nuclear decommissioning trust liability	(4)	6
Changes in derivative instruments	186	535
Changes in collateral deposits supporting energy risk management activities	(112)	(297)
Loss on sale of emission allowances	(6)	2
Gain on postretirement benefits curtailment and sale of assets	(14)	(19)
Cash used by changes in other working capital	(288)	(64)
Net Cash Provided by Operating Activities	458	370
Cash Flows from Investing Activities
Acquisitions of businesses, net of cash acquired	(30)	(1,817)
Capital expenditures	(583)	(507)
Increase in restricted cash, net	(3)	(6)
Decrease in restricted cash to support equity requirements for U.S. DOE funded projects	27	21
Decrease in notes receivable	7	2
Investments in nuclear decommissioning trust fund securities	(354)	(340)
Proceeds from the sale of nuclear decommissioning trust fund securities	358	334
Proceeds from renewable energy grants and state rebates	61	429
Proceeds from sale of assets, net of cash disposed of	1	77
Cash proceeds to fund cash grant bridge loan payment	—	57
Investments in unconsolidated affiliates	(353)	(22)
Other	9	19
Net Cash Used by Investing Activities	(860)	(1,753)
Cash Flows from Financing Activities
Payment of dividends to common and preferred stockholders	(102)	(91)
Payment for treasury stock	(186)	—
Net receipts from/(payments for) settlement of acquired derivatives that include financing elements	91	(167)
Proceeds from issuance of long-term debt	629	3,886
Contributions to, net of distributions from, noncontrolling interest in subsidiaries	670	10
Proceeds from issuance of common stock	1	8
Payment of debt issuance costs	(12)	(43)
Payments for short and long-term debt	(662)	(2,969)
Net Cash Provided by Financing Activities	429	634
Effect of exchange rate changes on cash and cash equivalents	3	(24)
Net Increase/(Decrease) in Cash and Cash Equivalents	30	(773)
Cash and Cash Equivalents at Beginning of Period	2,116	2,254
Cash and Cash Equivalents at End of Period	$2,146	$1,481

Appendix Table A-1: Second Quarter 2015 Adjusted EBITDA Reconciliation by Operating Segment

The following table summarizes the calculation of Adjusted EBITDA and provides a reconciliation to net income/(loss)

($ in millions)	Home Retail	Home Solar	Business	Renew	Yield	Corp	Total
Net Income/(Loss)	212	(54)	(1)	(18)	41	(189)	(9)
Plus:
Interest Expense, net	—	1	17	23	44	175	260
Loss on Debt Extinguishment	—	—	—	—	7	—	7
Income Tax	—	—	—	(3)	4	(18)	(17)
Depreciation, Amortization and ARO Expense	32	6	235	64	58	8	403
Amortization of Contracts	1	—	(19)	2	14	1	(1)
EBITDA	245	(47)	232	68	168	(23)	643
Adjustment to reflect NRG share of Adjusted EBITDA in unconsolidated affiliates	—	—	11	(4)	14	9	30
Integration & Transaction Costs	1	—	—	—	1	1	3
Deactivation costs	—	—	3	—	—	—	3
NRG Home Solar EBITDA	—	47	—	—	—	—	47
Market to Market (MtM) (gains)/losses on economic hedges	(42)	—	39	2	4	—	3

Adjusted EBITDA	204	—	285	66	187	(13)	729

Appendix Table A-2: Second Quarter 2014 Adjusted EBITDA Reconciliation by Operating Segment

The following table summarizes the calculation of Adjusted EBITDA and provides a reconciliation to net (loss)/income

($ in millions)	Home Retail	Home Solar	Business	Renew	Yield	Corp	Total
Net (Loss)/Income	(50)	(7)	99	2	42	(166)	(80)
Plus:
Interest Expense, net	—	—	16	30	35	187	268
Loss on Debt Extinguishment	—	—	—	—	—	40	40
Income Tax	—	—	—	—	2	(128)	(126)
Depreciation Amortization and ARO Expense	32	1	239	51	54	11	388
Amortization of Contracts	—	—	(8)	—	—	—	(8)
EBITDA	(18)	(6)	346	83	133	(56)	482
Adjustment to reflect NRG share of Adjusted EBITDA in unconsolidated affiliates	—	—	—	(5)	8	17	20
Integration & Transaction Costs, gain on sale	—	—	2	—	—	38	40
Deactivation Costs	—	—	3	—	—	—	3
Asset Write Offs and Impairments	—	—	5	—	—	2	7
NRG Home Solar EBITDA	—	6	—	—	—	—	6
MtM losses/(gains) on economic hedges	175	—	(55)	(1)	—	—	119

Adjusted EBITDA	157	—	301	77	141	1	677

Appendix Table A-3: YTD Second Quarter 2015 Adjusted EBITDA Reconciliation by Operating Segment

The following table summarizes the calculation of Adjusted EBITDA and provides a reconciliation to net income/(loss)

($ in millions)	Home Retail	Home Solar	Business	Renew	Yield	Corp	Total
Net Income/(Loss)	316	(99)	28	(73)	25	(342)	(145)
Plus:
Interest Expense, net	—	1	35	54	114	354	558
Loss on Debt Extinguishment	—	—	—	—	7	—	7
Income Tax	—	—	—	(9)	—	(81)	(90)
Depreciation, Amortization and ARO Expense	63	11	475	128	113	15	805
Amortization of Contracts	1	—	(31)	—	26	1	(3)
EBITDA	380	(87)	507	100	285	(53)	1,132
Adjustment to reflect NRG share of Adjusted EBITDA in unconsolidated affiliates	—	—	16	(4)	26	12	50
Integration & Transaction Costs	—	—	—	—	1	12	13
Deactivation costs	—	—	6	—	—	—	6
NRG Home Solar EBITDA	—	87	—	—	—	—	87
Market to Market (MtM) (gains)/losses on economic hedges	(10)	—	292	2	(3)	—	281

Adjusted EBITDA	370	—	821	98	309	(29)	1,569

Appendix Table A-4: YTD Second Quarter 2014 Adjusted EBITDA Reconciliation by Operating Segment

The following table summarizes the calculation of Adjusted EBITDA and provides a reconciliation to net income/(loss)

($ in millions)	Home Retail	Home Solar	Business	Renew	Yield	Corp	Total
Net Income/(Loss)	135	(9)	93	(63)	68	(371)	(147)
Plus:
Interest Expense, net	1	—	33	56	61	370	521
Loss on Debt Extinguishment	—	—	—	1	—	80	81
Income Tax	—	—	—	—	5	(162)	(157)
Depreciation Amortization and ARO Expense	61	2	470	100	78	16	727
Amortization of Contracts	—	—	(7)	—	1	(1)	(7)
EBITDA	197	(7)	589	94	213	(68)	1,018
Adjustment to reflect NRG share of Adjusted EBITDA in unconsolidated affiliates	—	—	(4)	(5)	20	20	31
Integration & Transaction Costs, gain on sale	—	—	(16)	—	—	50	34
Deactivation Costs	—	—	6	—	—	—	6
Asset Write Offs and Impairments	—	—	5	—	—	2	7
Legal Settlement	4	—	—	—	—	—	4
NRG Home Solar EBITDA	—	7	—	—	—	—	7
MtM losses on economic hedges	71	—	316	—	—	—	387

Adjusted EBITDA	272	—	896	89	233	4	1,494

Appendix Table A-5: 2015 and 2014 YTD Second Quarter Adjusted Cash Flow from Operations Reconciliations

The following table summarizes the calculation of adjusted cash flow operating activities providing a reconciliation to net cash provided by operating activities

($ in millions)	Six months ended June 30, 2015	Six months ended June 30, 2014
Net Cash Provided by Operating Activities	458	370
Adjustment for change in collateral	112	297
Reclassifying of net receipts (payments) for settlement of acquired derivatives that include financing elements	91	(167)
Add: Merger and integration expenses	17	64
Adjusted Cash Flow from Operating Activities	678	564
Maintenance CapEx, net*	(189)	(164)
Environmental CapEx, net	(127)	(86)
Preferred dividends	(5)	(5)
Distributions to non-controlling interests	(83)	(23)
Free Cash Flow — before Growth investments	274	286

* Excludes merger and integration CapEx of $9 million in Q2 2015 and $11 million in Q2 2014

Appendix Table A-6: Second Quarter 2015 Regional Adjusted EBITDA Reconciliation for NRG Business

The following table summarizes the calculation of Adjusted EBITDA and provides a reconciliation to net income/ (loss)

($ in millions)	East	Gulf Coast	West	B2B	Carbon 360	Total
Net Income/(Loss)	98	(116)	(11)	28	—	(1)
Plus:
Interest Expense, net	17	—	—	—	—	17
Depreciation, Amortization and ARO Expense	76	143	16	—	—	235
Amortization of Contracts	(18)	—	(2)	1	—	(19)
EBITDA	173	27	3	29	—	232
Adjustment to reflect NRG share of Adjusted EBITDA in unconsolidated affiliates	—	12	2	—	(3)	11
Deactivation costs	2	—	1	—	—	3
Market to Market (MtM) (gains)/losses on economic hedges	(31)	76	14	(20)	—	39

Adjusted EBITDA	144	115	20	9	(3)	285

Appendix Table A-7: Second Quarter 2014 Regional Adjusted EBITDA Reconciliation for NRG Business

The following table summarizes the calculation of Adjusted EBITDA and provides a reconciliation to net (loss)/income

($ in millions)	East	Gulf Coast	West	B2B	Carbon 360	Total
Net (Loss)/Income	(9)	144	32	(66)	(2)	99
Plus:
Interest Expense, net	16	—	—	—	—	16
Depreciation Amortization and ARO Expense	72	143	21	2	1	239
Amortization of Contracts	(10)	5	(3)	—	—	(8)
EBITDA	69	292	50	(64)	(1)	346
Adjustment to reflect NRG share of Adjusted EBITDA in unconsolidated affiliates	—	1	(5)	3	1	—
Integration & Transaction Costs, gain on sale	2	—	—	—	—	2
Deactivation Costs	1	—	2	—	—	3
Asset Write Offs and Impairments	—	5	—	—	—	5
MtM losses/(gains) on economic hedges	83	(210)	(1)	73	—	(55)

Adjusted EBITDA	155	88	46	12	—	301

Appendix Table A-8: YTD Second Quarter 2015 Regional Adjusted EBITDA Reconciliation for NRG Business

The following table summarizes the calculation of Adjusted EBITDA and provides a reconciliation to net income/ (loss)

($ in millions)	East	Gulf Coast	West	B2B	Carbon 360	Total
Net Income/(Loss)	186	(79)	(35)	(37)	(7)	28
Plus:
Interest Expense, net	35	—	—	—	—	35
Depreciation, Amortization and ARO Expense	153	287	32	3	—	475
Amortization of Contracts	(33)	2	(3)	3	—	(31)
EBITDA	341	210	(6)	(31)	(7)	507
Adjustment to reflect NRG share of Adjusted EBITDA in unconsolidated affiliates	—	10	4	—	2	16
Deactivation costs	4	—	2	—	—	6
Market to Market (MtM) losses on economic hedges	222	11	13	46	—	292

Adjusted EBITDA	567	231	13	15	(5)	821

Appendix Table A-9: YTD Second Quarter 2014 Regional Adjusted EBITDA Reconciliation for NRG Business

The following table summarizes the calculation of Adjusted EBITDA and provides a reconciliation to net income/(loss)

($ in millions)	East	Gulf Coast	West	B2B	Carbon 360	Total
Net Income/(Loss)	176	(156)	40	37	(4)	93
Plus:
Interest Expense, net	33	—	—	—	—	33
Depreciation Amortization and ARO Expense	142	287	33	7	1	470
Amortization of Contracts	(16)	11	(5)	3	—	(7)
EBITDA	335	142	68	47	(3)	589
Adjustment to reflect NRG share of Adjusted EBITDA in unconsolidated affiliates	—	—	(9)	2	3	(4)
Integration & Transaction Costs, gain on sale	7	(23)	—	—	—	(16)
Deactivation Costs	2	—	4	—	—	6
Asset Write Offs and Impairments	—	5	—	—	—	5
MtM losses/(gains) on economic hedges	330	29	1	(44)	—	316

Adjusted EBITDA	674	153	64	5	—	896

Appendix Table A-10: Run-Rate 2015 Adjusted EBITDA and Cash Available for Distribution Reconciliation for NRG Yield

The following table summarizes the calculation of adjusted EBITDA and cash available for distribution to net income:

($ in millions)	Desert Sunlight Run-Rate	Alta X-XI Tax Equity, net of Corp Debt Run-Rate(9)	75% interest of EME Wind Drop Down Run-Rate(10)
Income/(Loss) before Tax	13	—	(9)
Plus:
Interest Expense, net	—	—	10
Depreciation, Amortization, and ARO Expense	—	—	45
Adjustments to reflect Yield’s pro-rata share of Adjusted EBITDA from Unconsolidated Affiliates	32	—	1
Adjusted EBITDA	45	—	47
Pro-rata Adjusted EBITDA from unconsolidated affiliates	(45)	—	(10)
Cash distributions from unconsolidated affiliates	22	—	10
Tax Equity Proceeds	—	—	9
Distributions to non-controlling interest	—	(4)	(7)
Cash interest paid	—	11	(11)
Maintenance Capital expenditures	—	—	(1)
Principal amortization of indebtedness	—	21	(17)
Cash Available for Distribution	22	28	20

(9)  Alta reflects interest and principal savings on debt extinguishment of $491 million of non-recourse debt a run rate basis

(10)  75% interest in 814 net MW of wind assets primarily acquired by NRG in the EME transaction, Adjusted EBITDA will be consolidated on NRG Yield, 75% pro-rata Adjusted EBITDA is approximately $35 million

Appendix Table A-11: YTD Second Quarter 2015 Sources and Uses of Liquidity

The following table summarizes the sources and uses of liquidity for YTD second quarter of 2015

($ in millions)	Six months ended June 30, 2015
Sources:
Adjusted Cash Flow from Operations	$678
Equity Proceeds, NRG Yield, net of fees	600
Debt Proceeds, NRG Yield Revolver	282
Debt Proceeds, NRG Yield Convertible Notes, net of fees	281
Tax Equity Financing, net of fees	119
Cash Grant Proceeds, growth projects	55
Increase in Credit Facility	42
Debt proceeds, other project debt financing	11
Cash Grant Proceeds, other solar	6
Uses:
Debt Repayments	662
Maintenance and Environmental Capex, net	316
NYLD Investment in Desert Sunlight	285
Growth Investments and Acquisitions, net	211
Share Repurchases	186
Collateral Postings	112
Common and Preferred Stock Dividends	102
Distributions to Non-Controlling Entities	83
Other investing and financing activities	44
Merger and Integration-related payments	25

Change in Total Liquidity	$48

EBITDA and Adjusted EBITDA are non-GAAP financial measures. These measurements are not recognized in accordance with GAAP and should not be viewed as an alternative to GAAP measures of performance. The presentation of Adjusted EBITDA should not be construed as an inference that NRG’s future results will be unaffected by unusual or non-recurring items.

EBITDA represents net income before interest (including loss on debt extinguishment), taxes, depreciation and amortization. EBITDA is presented because NRG considers it an important supplemental measure of its performance and believes debt-holders frequently use EBITDA to analyze operating performance and debt service capacity. EBITDA has limitations as an analytical tool, and you should not consider it in isolation, or as a substitute for analysis of our operating results as reported under GAAP. Some of these limitations are:

•                  EBITDA does not reflect cash expenditures, or future requirements for capital expenditures, or contractual commitments;

•                  EBITDA does not reflect changes in, or cash requirements for, working capital needs;

•                  EBITDA does not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments, on debt or cash income tax payments;

•                  Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and EBITDA does not reflect any cash requirements for such replacements; and

•                  Other companies in this industry may calculate EBITDA differently than NRG does, limiting its usefulness as a comparative measure.

Because of these limitations, EBITDA should not be considered as a measure of discretionary cash available to use to invest in the growth of NRG’s business. NRG compensates for these limitations by relying primarily on our GAAP results and using EBITDA and Adjusted EBITDA only supplementally. See the statements of cash flow included in the financial statements that are a part of this news release.

Adjusted EBITDA is presented as a further supplemental measure of operating performance. Adjusted EBITDA represents EBITDA adjusted for mark-to-market gains or losses, asset write offs and impairments; and factors which we do not consider indicative of future operating performance. The reader is encouraged to evaluate each adjustment and the reasons NRG considers it appropriate for supplemental analysis. As an analytical tool, Adjusted EBITDA is subject to all of the limitations applicable to EBITDA. In addition, in evaluating Adjusted EBITDA, the reader should be aware that in the future NRG may incur expenses similar to the adjustments in this news release.

Adjusted cash flow from operating activities is a non-GAAP measure NRG provides to show cash from operations with the reclassification of net payments of derivative contracts acquired in business combinations from financing to operating cash flow, as well as the add back of merger and integration related costs. The Company provides the reader with this alternative view of operating cash flow because the cash settlement of these derivative contracts materially impact operating revenues and cost of sales, while GAAP requires NRG to treat them as if there was a financing activity associated with the contracts as of the acquisition dates. The Company adds back merger and integration related costs as they are one time and unique in nature and do not reflect ongoing cash from operations and they are fully disclosed to investors.

Free cash flow (before Growth investments) is adjusted cash flow from operations less maintenance and environmental capital expenditures, net of funding, and preferred stock dividends and is used by NRG predominantly as a forecasting tool to estimate cash available for debt reduction and other capital allocation alternatives. The reader is encouraged to evaluate each of these adjustments and the reasons NRG considers them appropriate for supplemental analysis. Because we have mandatory debt service requirements (and other non-discretionary expenditures) investors should not rely on free cash flow before Growth investments as a measure of cash available for discretionary expenditures.

Cash Available for Distribution (CAFD) is adjusted EBITDA plus cash dividends from unconsolidated affiliates, less maintenance capital expenditures, pro-rata adjusted EBITDA from unconsolidated affiliates, cash interest paid, income taxes paid, principal amortization of indebtedness and changes in others assets. Management believes cash available for distribution is a relevant supplemental measure of the Company’s ability to earn and distribute cash returns to investors.